Exhibit 10.08

ESCROW AGREEMENT

ESCROW AGREEMENT dated as of December 29,  2009, by and between NUTRITION 21, INC., a New York corporation and ICELAND HEALTH, LLC, a New York limited liability company (collectively referred to herein as the “Seller”), ICELAND HEALTH, INC., a Florida corporation, and NATURE’S PRODUCTS, INC., a Florida corporation  (collectively “Buyer”) and, AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a financial institution chartered under the laws of the State of New York (the “Agent”). The Seller and Buyer are collectively referred to herein as the "Parties."

WITNESSETH:

1.            Appointment of Agent.  The Parties hereby appoint the Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment, and are depositing $100,000.00 (the “Funds”) in escrow with the Agent

2.            Utilization of Funds; Instructions to the Agent.

(a)
Agent is herby instructed to release to Seller on December 28, 2011, all amounts then remaining in escrow upon receipt of written request from the Seller unless Agent has prior thereto received notice from Buyer that a claim has been asserted by Buyer against the Funds or any portion thereof.

(b)
Agent shall prior to December 28, 2011 release amounts from escrow only as directed in writing by (i) joint written instructions of Buyer and Seller or (ii) the final and non-appealable order of a court.

3.            Agent to Hold and Disburse Funds.  The Agent will hold in a segregated account established for the benefit of the Parties and disburse all funds received by it pursuant to the terms of this Escrow Agreement.

4.            Compensation of Agent.

(a)
For services rendered, the Agent shall receive as compensation $2,500, which fee shall be equally shared and paid by the Parties ($1,250 by each party) to the Agent promptly following the signing of this Agreement.

(b)	The Agent shall also be entitled to retain any income earned on the funds in the escrow account as part of the Agent’s compensation.

(c)
The Agent shall also be entitled to reimbursement from the Parties for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and Agents’ fees and disbursements and all reasonable taxes or other governmental charges.  It is anticipated that such disbursement shall not exceed $500.00 barring any unforeseen circumstances. The Parties shall share equally in all costs and expenses payable to the Agent.

(d)	All amounts referred to herein are expressed in United States Dollars and all payments by the Agent shall be made in such dollars.

5.            Exculpation and Indemnification of Agent.

(a)
The Agent shall have no duties or responsibilities other than those expressly set forth herein.  The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.  Except for amendments to this Agreement referred to below,  the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

(b)
The Agent shall not be liable to the Parties or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment.  The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons.  The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

(c)
The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement.  The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof.

(d)
The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

(e)
To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Agent may pay such taxes.  The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4 (c).

(f)
The Agent will be indemnified and held harmless by the Parties, joint and several, from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies, except for the Escrow Agent’s gross negligence or misconduct.  Promptly after the receipt by the Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against any of the Parties Company, notify all of the Parties in writing, but the failure by the Agent to give such notice shall not relieve the Parties from any liability which the Parties may have to the Agent hereunder.

(g)
For the purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding..

6.            Termination of Agreement and Resignation of Agent.

(a)
This Escrow Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Section 5 shall survive the termination hereof.

(b)
The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Parties at least 30 days notice thereof.  As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the mutual consent of the Parties all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof.  If no new Agent is so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate..

7.            Notices.  All notices and other communications required to be given hereunder, or which may be given pursuant or relative to the provisions hereof, shall be in writing and shall be deemed to have been given when delivered by hand or by an overnight courier service, or mailed, postage prepaid, by first class United States mail, certified return receipt requested, or transmitted by facsimile (with transmission acknowledgment received, provided written notice delivered by any of the other means of delivery specified in this Section follows such facsimile), as follows:

If to Buyer:	c/o Nature’s Products, Inc.
1301 Sawgrass Corporate Parkway
Sunrise, Florida 33323-2813
Facsimile: (954) 233-1664
Attention: Jose Minski, President

With a copy to:

Mark S. Feluren
Genovese Joblove & Battista, P.A.
200 E. Broward Boulevard, Suite 1110
Fort Lauderdale, FL 33301
Facsimile: (954) 453-8010

If to Seller:	Michael Zeher
Nutrition 21, Inc.
4 Manhattanville Road
Purchase, NY 10577

With a copy to Ben Sporn at the same address

If to Agent:
American Stock Transfer & Trust Company, LLC
59 Maiden Lane—Plaza Level
New York, New York 10038
Attention: Herb Lemmer

8.            Further Assurances:  From time to time on and after the date hereof, the Parties shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

9.            Consent to Service of Process.  Each of the Parties and the Agent hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Escrow Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to each of the Parties and the Agent at its address for purposes of notices hereunder.

10.          Miscellaneous.

(a)
This Escrow Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The terms “hereby”, “hereof”, “hereto”, “hereunder” and any similar terms, as used in this Escrow Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Escrow Agreement where the term is used.  The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity.  All words or terms used in this Escrow Agreement, regardless of the number or gender, in which they are used, shall be deemed to include any other number and any other gender as the context may require.  This Escrow Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

(b)
Succession and Assignment.  This Escrow Agreement and the rights and obligations hereunder of each Party may be assigned by such Party only to a successor to such Party's entire business.  This Escrow Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business.  This Escrow Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns.  No other person shall acquire or have any rights under or by virtue of this Escrow Agreement.    This Escrow Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section)  their respective successors, heirs and assigns, and none of the provisions of this Escrow Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

(c)
Amendments and Waivers.  This Escrow Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent and each of the Parties.  No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver.  No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(d)
Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.  The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party.  The headings in this Escrow Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

(e)
Execution in Counterparts.  This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Escrow Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (AGENT)

By:

Name:

Title:

Nutrition 21, Inc.	Iceland Health, LLC

By: ________________	By: ________________

Name: Alan J. Kirschbaum	Name: Alan J. Kirschbaum

Title: Chief Financial Officer	Title: Chief Financial Officer

Iceland Health, Inc.

By: ______________________

    Name: __________________

    Title: Chief Financial Officer

Nature’s Products, Inc.

By: ______________________

    Name: ____________

    Title: _____________